Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Snail, Inc. and Subsidiaries

Culver City, California

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated May 26, 2022, relating to the consolidated financial statements of Snail Games USA Inc. and Subsidiaries, which are contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Costa Mesa, California

November 4, 2022